UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: September 21, 2010
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

In connection with the recapitalization transactions described by Sterling Financial Corporation ("Sterling") on Current Report on Form 8-K filed on August 26, 2010 (the “Recapitalization Transactions”), Sterling disclosed non-public information, including forward-looking statements to potential investors, pursuant to confidentiality agreements. Sterling, through this Current Report on Form 8-K, is publicly disclosing this non-public information previously provided to such investors.

The information provided to such investors included an estimated income statement and an estimated balance sheet for the fiscal years ending December 31, 2010 through December 31, 2013 (collectively, the “Assumptions”). The Assumptions are included herein only because this information was provided to such investors. The Assumptions were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding estimates or forecasts. The Assumptions do not purport to present financial condition in accordance with accounting principles generally accepted in the United States (“GAAP”). Sterling’s independent accountants have not examined, compiled or otherwise applied procedures to the Assumptions and, accordingly, do not express an opinion or any other form of assurance with respect to the Assumptions. The Assumptions were prepared for internal use and are subjective in many respects. The Assumptions reflect numerous assumptions made by management of Sterling with respect to financial condition, business and industry performance, general economic, market and financial conditions and other matters, all of which are difficult to predict, and many of which are beyond Sterling’s control. Accordingly, there can be no assurance that the assumptions made in preparing the Assumptions will prove accurate. It is expected that there will be differences between actual and estimated results, and these differences may be material. The inclusion of the Assumptions herein should not be regarded as an indication that Sterling or its affiliates or representatives consider the Assumptions to be a reliable prediction of future events, and the Assumptions should not be relied upon as such. Neither Sterling nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of Sterling compared to the Assumptions, and none of them undertakes any obligation to publicly update the assumptions to reflect circumstances existing after the date when the Assumptions were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Assumptions are shown to be in error.

The information contained in this Current Report on Form 8-K and the exhibits furnished hereto may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the markets in which Sterling operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  Such risk factors include the possibility that we will remain not qualified to bid or are otherwise prohibited by regulators from bidding on troubled banks, changes in government regulations, the application or interpretation of those regulations on us, the delisting of our common stock from the Nasdaq National Market and the impact thereof on our liquidity and ability to raise capital. Additional relevant risk factors that could cause actual results to differ materially are discussed in our most recent reports on Forms 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities and Exchange Commission and are specifically incorporated by reference into this report. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). Sterling disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

The Assumptions contained herein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Disclosure Provided by Sterling to Private Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

	By:	/s/ Daniel G. Byrne
September 21, 2010		Daniel G. Byrne
Date		Executive Vice President, Assistant Secretary and Principal Financial Officer